UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  February 7, 2013

OPEXA THERAPEUTICS, INC.
(Exact name of registrant as specified in its charter)

Texas	001-33004	76-0333165
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2635 Technology Forest Blvd., The Woodlands, Texas	77381
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (281) 272-9331
N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.      Entry into a Material Definitive Agreement.

On February 7, 2013, Opexa Therapeutics, Inc. (the “Company”) entered into a Placement Agent Agreement (the “Placement Agent Agreement”) with Dawson James Securities, Inc., as placement agent, relating to a proposed financing (the “Proposed Financing”) consisting of the issuance and sale by the Company of up to 1,083,334 units (collectively, the “Units”), with each Unit consisting of the following:  (i) one share of the Company’s common stock, par value $0.01 per share (“Common Stock”); and (ii) one warrant to purchase half of a share of Common Stock (a “Warrant”).  The purchase price for each Unit is $3.00.  Each Warrant is exercisable at an initial exercise price of $3.00 per share, and may be exercised at any time through the fourth anniversary of issuance.  If fully consummated, gross proceeds to the Company from the Proposed Financing would be $3,250,000, excluding any exercise of the Warrants.

In connection with the Proposed Financing, the Company entered into a securities purchase agreement, dated February 7, 2013 (the “Securities Purchase Agreement”), with investor signatories thereto.  A closing for the Proposed Financing is subject to certain conditions, but is expected to take place on or before February 11, 2013.

Dawson James Securities, Inc. is acting as placement agent, on a best efforts basis, for the Proposed Financing and will receive a placement fee of 6.0% of the gross proceeds to the Company from the issuance and sale of the Units (excluding any consideration that may be paid to the Company in the future upon exercise of the Warrants).

The Company is making the offering and sale of the Units pursuant to a shelf registration statement on Form S-3 (Registration No. 333-185001 – the “Registration Statement”) which was declared effective by the Securities and Exchange Commission on December 5, 2012.

Copies of the Placement Agent Agreement, the form of Warrant and the Securities Purchase Agreement are attached as Exhibit 1.1, Exhibit 4.1 and Exhibit 10.1 to this report and are incorporated herein by reference.  The descriptions of these documents are summaries only and are qualified in their entirety by reference to the attached Exhibit 1.1, Exhibit 4.1 and Exhibit 10.1.

On February 7, 2013, the Company issued a press release with respect to the Proposed Offering.  A copy of the press release is attached as Exhibit 99.1 to this report and is incorporated herein by reference.

Item 8.01.      Other Events.

Pursuant to a Sales Agreement (the “BP Agreement”) executed on September 6, 2012, the Company may sell up to 1,000,000 shares of Common Stock under the Registration Statement through Brinson Patrick Securities Corporation acting as sales agent.  On February 5 and 6, 2013, the Company sold an aggregate of 167,618 shares of Common Stock pursuant to the BP Agreement for gross proceeds of $536,417.  The BP Agreement is the subject of a Current Report on Form 8-K filed by the Company on September 7, 2012, which includes a copy of the BP Agreement as an exhibit.

2

Pursuant to a Purchase Agreement (the “LPC Agreement”) executed on November 5, 2012, Lincoln Park Capital Fund, LLC (“Lincoln Park”) agreed to purchase securities from the Company for gross proceeds of up to $1,500,000, subject to certain limitations.  From November 2012 through January 2013, the Company sold an aggregate of 390,000 shares of Common Stock to Lincoln Park for gross proceeds of $523,709.  The LPC Agreement is the subject of a Current Report on Form 8-K filed by the Company on November 5, 2012, which includes a copy of the LPC Agreement as an exhibit.

Item 9.01.      Financial Statements and Exhibits.

(d)

Exhibit No.	Description

1.1	Placement Agent Agreement, dated February 7, 2013, by and between Opexa Therapeutics, Inc. and Dawson James Securities, Inc.

4.1	Form of Common Stock Purchase Warrant.

10.1	Form of Securities Purchase Agreement, dated as of February 7, 2013, by and between Opexa Therapeutics, Inc. and each investor signatory thereto.

99.1	Press Release issued by Opexa Therapeutics, Inc. on February 7, 2013.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: February 7, 2013	OPEXA THERAPEUTICS, INC.

By: /s/ Neil K. Warma
Neil K. Warma
President and Chief Executive Officer

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EXHIBIT INDEX

Exhibit No.	Description

1.1	Placement Agent Agreement, dated February 7, 2013, by and between Opexa Therapeutics, Inc. and Dawson James Securities, Inc.

4.1	Form of Common Stock Purchase Warrant.

10.1	Form of Securities Purchase Agreement, dated as of February 7, 2013, by and between Opexa Therapeutics, Inc. and each investor signatory thereto.

99.1	Press Release issued by Opexa Therapeutics, Inc. on February 7, 2013.